UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-41655 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 334-7066

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2025, Elk Creek Resources Corp. (“ECRC”), a wholly-owned subsidiary of NioCorp Developments Ltd. (the “Company”), closed on its options to purchase two parcels of land in Johnson County, Nebraska, which include: (i) a portion of the property known as Woltemath002, consisting of approximately 105.77 acres of land (the “Woltemath002 Property”), pursuant to the terms of the Option to Purchase, dated as of December 4, 2009, as amended, between Roger and Nancy Woltemath and ECRC (the “Woltemath002 Option Agreement”), and (ii) the property known as Woltemath003J, consisting of approximately 220 acres of land (the “Woltemath003J Property” and, together with the Woltemath002 Property, the “Properties”), pursuant to the terms of the Amended and Restated Option to Purchase, dated January 4, 2017, as amended, between Victor and Juanita Woltemath (together with Roger and Nancy Woltemath, the “Owners”) and ECRC (the “Woltemath003J Option Agreement” and, together with the Woltemath002 Option Agreement, the “Option Agreements”). Pursuant to the terms of the Option Agreements, the Owners sold, transferred, conveyed and assigned to ECRC all of their respective rights, privileges, title and interest in and to the surface rights and associated mineral rights with respect to the Properties.

The Woltemath002 Option Agreement provided for a purchase price calculated based on the appraised value per acre of the Woltemath002 Property. The aggregate purchase price was approximately $3.9 million. On the closing date of the purchase of the Woltemath002 Property, the Company recorded a decrease in cash under current assets on its consolidated balance sheet of approximately $3.9 million, reflecting the payment of the purchase price and other direct costs, and recorded a corresponding increase in land under non-current assets on its consolidated balance sheet of approximately $0.8 million, reflecting the appraised value of the acquired assets, and an increase in mineral interests under non-current assets on its consolidated balance sheet of approximately $3.1 million, reflecting the remainder of the purchase price of the acquired assets.

The Woltemath003J Option Agreement provided for a purchase price calculated based on the appraised value per acre of the Woltemath003J Property. The aggregate purchase price was approximately $7.4 million. On the closing date of the purchase of the Woltemath003J Property, the Company recorded a decrease in cash under current assets on its consolidated balance sheet of approximately $7.4 million, reflecting the payment of the purchase price and other direct costs, and recorded a corresponding increase in land under non-current assets on its consolidated balance sheet of approximately $1.5 million, reflecting the appraised value of the acquired assets, and an increase in mineral interests under non-current assets on its consolidated balance sheet of approximately $5.9 million, reflecting the remainder of the purchase price of the acquired assets. The Company’s current estimated mineral resource and reserve is wholly contained within land previously acquired by the Company and the Woltemath003J Property. The above summary of the material terms of the Woltemath003J Option Agreement is qualified in its entirety by the actual terms and conditions of the Woltemath003J Option Agreement, which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1*,**	Woltemath 003J Amended and Restated Option to Purchase, dated January 4, 2017, among ECRC and Victor L. and Juanita E. Woltemath (Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference).
10.2*,**	Woltemath 003J Extension to Option to Purchase, dated December 23, 2019, among ECRC and Victor L. and Juanita E. Woltemath (Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference).
10.3*,**	Woltemath 003J Second Extension to Option to Purchase, dated December 9, 2024, between ECRC and Juanita E. Woltemath (Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 001-41655) filed with the SEC on September 11, 2025 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, which portions will be furnished to the Securities and Exchange Commission (the “SEC”) upon request.
**	Certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

Dated: October 6, 2025	By:	/s/ Neal S. Shah
Neal S. Shah
Chief Financial Officer